UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010
ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)
(920) 892-9340

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On March 25, 2010, Orion Energy Systems, Inc. (the “Company”) provided written notice to The Nasdaq Stock Market LLC that the Company expects to voluntarily cease trading on the Nasdaq Global Market prior to the opening of trading on April 6, 2010, and intends to transfer its listing to NYSE Amex LLC (“NYSE Amex”) to commence trading on April 6, 2010. The Company’s common stock has been approved for listing on NYSE Amex, and will continue to trade under the stock symbol “OESX.” The Company is listing its common stock on NYSE Amex because it believes that doing so will give it added visibility in the financial markets, increase the liquidity of its common stock, provide it with the advantages of a designated market maker and enhance its investor outreach.
     A copy of the press release issued by the Company in connection with its move from the Nasdaq Global Market to NYSE Amex is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
1.	Not applicable.

2.	Not applicable.

3.	Not applicable.

4.	Exhibits. The following exhibit is being furnished herewith:
(99.1) Press release issued on March 25, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: March 25, 2010	By:	/s/ Neal R. Verfuerth
Neal R. Verfuerth
Chairman and Chief Executive Officer

ORION ENERGY SYSTEMS, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit
Number

(99.1)	Press release issued on March 25, 2010.

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